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                                                                    EXHIBIT 10.7

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED,
QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.


                                                                   WARRANT NO. 2


                          AMENDED AND RESTATED WARRANT

                   TO PURCHASE SHARES OF CLASS A COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                         THE J.H. HEAFNER COMPANY, INC.



                  THIS IS TO CERTIFY THAT THE 1818 MEZZANINE FUND, L.P. or its registered assigns (the "Purchaser"), is the owner of one million thirty-four thousand (1,034,000) Warrants (the "Warrants"), each of which entitles the registered holder thereof to purchase from THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at any time or from time to time on or before 5:00 p.m., New York City time, on May 7, 2007 (subject to earlier expiration in certain events), at an exercise price of $.01 per share (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.


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                  The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable"), which is initially one (1) share, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

                  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 12 hereof or, if not therein defined, in the Warrantholder Agreement.

                  Section 1. Exercise of Warrant. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on May 7, 2007, but in any event no later than the date of the consummation of the earlier to occur of an IPO or a Sale Transaction upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate,
(b) a written notice stating that such holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable (i) in cash or (ii) by a certified or official bank check payable to the order of the Company (collectively, the "Warrant Exercise Documentation").

                  As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

                  The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge


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imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

                  In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

                  Section 2.  Adjustments.

                  (a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

                           (i) In case the Company shall at any time or from time to time after the Issue Date:

                                    (A) pay a dividend or make a distribution on
                  the outstanding shares of Common Stock in capital stock of the Company;

                                    (B) subdivide the outstanding shares of
                  Common Stock into a larger number of shares;

                                    (C) combine the outstanding shares of Common
                  Stock into a smaller number of shares; or

                                    (D) issue any shares of its capital stock in
                  a reclassification of the Common Stock;

         then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of


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         business on the date upon which such corporate action becomes effective.

                           (ii)  Reserved.

                           (iii)  Reserved.

                           (iv)  Reserved.

                           (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 2% of the Number Issuable then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 2% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                           (vi) The Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the Chief Executive Officer or an Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable then in effect following such adjustment.

                           (vii) Notwithstanding anything contrary contained in this Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

                  (b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in


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any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, at least five Business Days prior to effecting any of the foregoing Transactions, a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this
Section 2(b) similarly shall apply to successive Transactions.

                  (c) Special Distributions. If the holder so elects by sending a Special Notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) or in other property or assets (including without limitation evidences of indebtedness of the Company or another issuer or securities of the Company or another issuer)) to holders of Common Stock (a "Special Distribution"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this section 2(c), the Company shall as provided in Section 4 hereof notify each holder (not less than ten Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Section 2(a)(iii), shall notify the Company by sending a Special Notice prior to the date of any such Special Distribution.

                  Section 3.  Redemption.


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                  (a) Company's Right to Require Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

                  Section 4. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i) or would result in a Special Distribution pursuant to Section 2(c) hereof, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                  Section 5. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the holder of this Warrant so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of such holder in connection with any such preparation and filing.


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                  Section 6. Registered Holder. The person in whose name this
Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

                  Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be subject to compliance with the Warrantholder Agreement and shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

                  Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant


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Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

                  Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the City of Atlanta, are authorized or required by law or executive order to close.

                  "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchanges were open for trading, and
(b) if the Common Stock is not then listed or quoted in the over-counter market, the Market Price on such date.

                  "Effective Date" shall have the meaning given in the Warrantholder Agreement.

                  "Exercise Price" shall have the meaning given it in the first paragraph hereof.

                  "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed," meaning that no consideration is given to minority investment discounts, discounts related to illiquidity or restrictions on transferability).

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and the rules and regulations of the Federal Trade Commission promulgated thereunder.

                  "IPO" shall mean the initial public offering of the Company's Common Stock with gross proceeds of at least $25 million or representing at least 20% of the Common Stock on


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a fully diluted basis and such Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or the Nasdaq.

                  "Issue Date" shall mean May 7, 1997.

                  "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last sale price of the Common Stock on such date; or
(c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by Nasdaq and reported by any member firm of the NYSE selected by the Company; or (d) if neither (a), (b) nor (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 33% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

                  "Nasdaq" shall mean the National Market System of the Nasdaq Stock Market.

                  "Number Issuable" shall have the meaning given it in the second paragraph hereof.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Sale Transaction" means the merger or consolidation with or into another entity by the Company or the conveyance, transfer, lease or other disposition of (whether in one transaction or in a series of transactions) all or substantially all of the Company's assets (whenever acquired).

                  "Special Notice" shall mean the notice sent by a holder to the Company indicating its preference to have any special distribution set aside for its benefit upon exercise of the Warrant.

                  "Warrant Exercise Documentation" shall have the meaning given it in Section 1 hereof.


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                  "Warrantholder Agreement" shall mean the Warrantholder
Agreement, dated as of May 21, 1999, between the Company, Charlesbank Equity Fund IV, Limited Partnership and The 1818 Mezzanine Fund, L.P., as the same may be amended or modified from time to time in accordance with its terms.

                  Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Warrantholder Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

                  Section 14. Effectiveness. This Amended and Restated Warrant is executed and delivered pursuant to Section 5.1 of the Warrantholder Agreement, and shall become effective on the Effective Date. If, prior to the Effective Date, the Warrantholder Agreement is terminated for any reason, this Warrant shall automatically terminate and be of no further force and effect. From and after the Effective Date, Warrant No. 2 (issued on May 20, 1998) shall be superseded in its entirety by this Amended and Restated Warrant and have no further force and effect.


                            (Signature page follows.)



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                  IN WITNESS WHEREOF, the Company has caused this Amended and
Restated Warrant Certificate to be duly executed as of May 24, 1999.

                                THE J.H. HEAFNER COMPANY, INC.



                                By: /s/ J. Michael Gaither
                                   ---------------------------------------------
                                        J. Michael Gaither
                                        Vice President, General Counsel
                                        and Secretary



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                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

                  The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is __________________________ ___________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                            Signature:



                                            ------------------------------------


                                            Signature Guarantee:



                                            ------------------------------------



Date:
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